FORBEARANCE AGREEMENT

     This Forbearance Agreement (this "Agreement") is entered into as of July 22, 1996, by and between Silicon Valley Bank ("Bank") and Meris Laboratories, Inc. (the "Borrower"), with reference to the following facts:

     A. Borrower and Bank (sometimes hereinafter referred to as the "Parties") are parties to that certain Amended and Restated Loan and Security Agreement dated as of April 21, 1995, as amended through the date hereof (as amended, the "Loan Agreement"). The Loan Agreement and all related and supporting documents are referred to in this Agreement as the "Loan Documents."

     B. As of the date hereof, there is owing under the Loan Documents the principal amount of Seven Million Five Hundred Fifty Thousand Dollars
($7,550,000), together with accrued but unpaid interest in the sum of $49,671.88, plus costs, expenses and attorneys' fees. Such amount, plus accruing interest and ongoing attorneys' fees and costs are hereinafter sometimes referred to herein as the "Existing Debt."

     C. One or more Events of Default have occurred under the Loan Documents by virtue of Borrower's failures to comply with Sections 8.1, 8.2, 8.6 of the Loan Agreement, including but not limited to failing to comply with Sections 6.8, 6.10, 6.11 and 6.13 of the Loan Agreement and to pay certain amounts (including overadvances) under Sections 2.1 and 2.2 of the Loan Agreement. The Existing Debt has fully matured by its own terms and is currently past due and payable in full. Such Events of Default entitle Bank immediately to enforce all the remedies set forth in the Loan Documents, or as otherwise may exist at law or in equity. Borrower has asked Bank to forbear from exercising certain of those remedies as a result of such currently existing Events of Default actually known to Bank as of the date of this Agreement (the "Existing Defaults") and Bank has agreed, provided Borrower timely performs each and all of the covenants and agreements on its part to be performed under this Agreement.

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the Parties agree as follows:

     1. Defined Terms. Capitalized Terms not otherwise defined herein shall have the same meanings as set forth in the Loan Documents.

     2. Acknowledgement of Liability. As of the date of this Agreement, Borrower acknowledges and agrees that it owes Bank an amount equal to the Existing Debt. Borrower reaffirms each and all of its obligations under the Loan Documents and hereby forever waives and relinquishes any and all claims, off sets or defenses that Borrower may now have with respect to the payment of any sums due and the performance of any other obligations under the Loan Documents. The security interests granted to Bank under the Loan Documents in the Collateral are hereby remade and reaffirmed and Borrower hereby represents and warrants that Bank holds a valid and perfected first priority security interest in the Collateral.

Borrower further hereby remakes and reaffirms each and all of the waivers, covenants, representations and warranties contained in each of the Loan Documents except as provided for in Schedule 1.

     3. Forbearance. Borrower acknowledges that there are existing and uncured Events of Default under the Loan Documents. Borrower further acknowledges and agrees that Bank is not in any way agreeing to waive the Existing Defaults as a result of this Agreement or the performance by the parties of their respective obligations hereunder. Subject to the conditions contained herein and performance by Borrower of each and all of the terms of this Agreement and of the Loan Documents as modified herein, and provided there are no further Events or Defaults, after the date hereof, Bank shall, until September 15, 1996, or such earlier date that there shall occur any further Event of Default, forbear from accelerating the Existing Debt as a result of the Existing Defaults described in Recital C of this Agreement. Such forbearance does not apply to any other Event of Default or other failure by Borrower to perform in accordance with the Loan Documents or this Agreement (hereinafter a "New Event of Default"). This forbearance shall not be deemed to be a continuing waiver or forbearance with respect to any Event of Default of the same or a similar nature that may occur after the date of this Agreement. Notwithstanding anything to the contrary contained in this Agreement, Borrower shall continue to be obligated to make the monthly interest payments required pursuant to Section 2.3(c) of the Loan Agreement.

     4. Further Advances. Borrower may not request any Advances under the Loan Documents from and after the date hereof, and Bank shall not be obligated to extend any further loans or financial accommodations to Borrower except as expressly provided herein.

     5. INTENTIONALLY OMITTED.

     6. Receipt and Application of Payments. All payments hereunder and under the Loan Documents may, at Bank's option, first be applied against Bank Expenses and accrued and unpaid interest, and the balance against the principal portion of the Obligations, all in Bank's sole and absolute discretion. Acceptance by Bank of any payment in an amount less than the amount then due shall be deemed an acceptance on account only, and the failure to pay the entire amount then due shall be and continue to be a New Event of Default pursuant to this Agreement, and at any time thereafter and until the entire amount then due has been paid, Bank shall be entitled to exercise all rights conferred upon it herein or in the Loan Documents upon the occurrence of a New Event of Default. To the extent that Bank receives any payment or benefit and such payment or benefit, or any part thereof, is required to be repaid to a trustee, receiver, or any other party under any bankruptcy act, state or federal law, common law or equitable cause, then to the extent of such payment or benefit, the Obligations, or any part thereof intended to be satisfied shall be revived and continued in full force and effect as if such payment or benefit had not been made, shall accrue interest at the highest rate applicable to any portion thereof, shall be secured by the Collateral and payable on demand.

     7. Bank Expenses. Borrower shall reimburse Bank, on demand, for all expenses incurred by Bank, at any time on, before or after the date hereof in connection with (i) preparing and negotiating this Agreement; (ii) protecting Bank's security interests and liens in the Collateral; and (iii) any matters contemplated by or arising out of this Agreement or the Loan Documents including, by way of illustration only, (a) to commence, prosecute, defend or intervene in any litigation (adversary proceeding or otherwise) or to file a petition, complaint, answer, motion or other pleadings, (b) to take any other action in or with respect to any suit, case, motion, appeal or proceeding (bankruptcy or otherwise), (c) to draft documents in connection with any of the foregoing or in connection with any proposed modification or amendment of this Agreement or the Loan Documents, or any proposed waiver, extension or refinance of the Obligations, including, but not limited to, all inside and outside counsel fees incurred by Bank in connection with the preparation and negotiation of this Agreement and the Loan Documents, (d) to protect, collect, lease, sell, take possession of or liquidate any of the Collateral or assets of Borrower, (e) to attempt to enforce any rights of Bank to collect any Obligations, or (f) any matter relating to the ongoing administration of this Agreement or the Loan Documents. Bank Expenses shall include all expenditures by Bank, including payment made by Bank for taxes, insurance, assessments, costs or expenses which Borrower is required to pay under this Agreement or the Loan Documents, but fails to pay; inside and outside counsel fees and any expenses, costs and charges relating to such expenditures (including, without limitation, all fees of legal assistants and other staff employed by such attorneys); and all other expenses of any kind whatsoever incurred by Bank in connection with administration of this Agreement and the Loan Documents, whether such expenditures, fees and expenses are incurred before, after or in connection with the commencement of an Insolvency Proceeding, including any actions taken in connection with cash collateral orders, motions for relief from any stays, preparation for any objections to plans of reorganization and any other negotiations, actions or appeals entered into, taken or made in connection with the reorganization, bankruptcy or liquidation of Borrower or the Collateral.

     8. Cash Secured Obligations. Borrower acknowledges that (i) certificate of deposit number 8800012914 in the principal amount of $379,500 has been pledged to secure its reimbursement obligations in connection with a letter of credit issued for the account of Borrower and the Obligations owing to Bank, and (ii) certificate of deposit number 0351267325 in the principal amount of $1,584,670 which has been pledged to secure the Obligations owing to Bank, and is subject to the subordinate claim pertaining to certain obligations which Borrower allegedly may owe in connection with one or more promissory notes made to, or certain litigation involving, Chris Reidel. Borrower shall not request the use of such certificates of deposit, or the proceeds thereof, in any application or motion for the use of cash collateral with respect to the Obligations, including the determination of adequate protection, and may not use or otherwise attempt to use such certificates of deposit for any purpose other than the payment to Bank of the Obligations absent Bank's express written consent.

         9. Functional Equivalent of Chapter 11 Case. Borrower acknowledges that this Agreement is of considerable benefit to Borrower. The forbearances and financial accommodations offered by Bank pursuant to this Agreement and previously granted by Bank to Borrower result in a significantly delayed repayment to Bank, provide Borrower with an opportunity to work out of its financial difficulties, and allow Borrower to avoid bankruptcy, thus benefiting all other creditors. Borrower acknowledges that this Agreement represents the functional equivalent of the restructuring of its financial affairs under the provisions of Chapter 11 of the United States Bankruptcy Code.
Borrower hereby acknowledges that:

     (a) it has had a full and fair opportunity to reorganize its financial affairs pursuant to this Agreement;

     (b) the Agreement constitutes the functional equivalent of a confirmed Chapter 11 plan;

     (c) this Agreement represents a reasonable and sensible restructuring of its indebtedness due and owing to Bank; and

     (d) it would be manifestly unfair to Bank if Borrower was ever to seek further restructuring of its indebtedness to Bank. If for any reason Borrower defaults under the terms of this Agreement, it is agreed that it would be unfair for the automatic stay of a bankruptcy case to impede Bank's ability to exercise its legal rights and remedies. Consequently, Borrower hereby stipulates and agrees that if any bankruptcy case shall be filed by or against Borrower, the automatic stay arising in such bankruptcy case shall, after notice and a hearing, be terminated upon the request of Bank and Bank shall then be allowed to proceed with enforcement of its legal rights and remedies. Borrower further agrees that it would be manifestly unfair to seek to use Bank's cash collateral in a bankruptcy proceeding or to make any claim under sections 506(c) or 507(b) of the Bankruptcy Code (including but not limited to any claim for attorneys' fees) in commencing or prosecuting such bankruptcy case or proceeding without Bank's express consent. Borrower hereby expressly waives any and all surcharge rights on behalf of itself and its successors in interest which may exist pursuant to Bankruptcy Code section 506(c), or otherwise.

     10. Overadvance. Borrower acknowledges that the outstanding Advances exceed the Borrowing Base as of the date hereof by approximately $1,700,000. Such excess constitutes an "Overadvance" and is payable to Bank immediately under
Section 2.2 of the Loan Agreement. Subject to the terms of this Agreement, Bank will forbear from accelerating the Existing Debt under the Loan Agreement to collect the Overadvance until September 15, 1996 or upon the occurrence of a New Event of Default, whichever occurs first; provided that, if and to the extent the Overadvance at any time exceeds the lesser of $1,700,000 or $1,700,000 less the permanent reductions provided for hereinbelow (the "Maximum Overadvance"), Borrower shall be in default under this Agreement. Borrower shall immediately pay Bank the amount of such excess, and the failure to do so shall, without any notice to Borrower or any action by Bank, constitute a New Event of Default. For the purpose of this Agreement, the term "Maximum Overadvance" shall mean $1,700,000 less payments to be made by Borrower to Bank from any of the following: (i) the amounts due and payable to Bank upon receipt of any tax refund described in paragraph 5 above; (ii) the proceeds from the sale, transfer, conveyance, or other disposition of any of the Bank's collateral which results in a reduction in the Bank's collateral base; and (iii) the amount equal to each payment Borrower is obligated to make to Bank in lieu of making such payments to the subordinated debt, including, but not limited to, the approximate $100,000 payments due from Borrower to the Bank on the last day of each month.

     11. Financial Reporting; Audits.

     (a) Bank shall have a right at any time after the date of this Agreement to audit Borrower's Accounts at Borrower's expense, which audits shall occur at Bank's option not less than once per fiscal quarter.

     (b) In addition to complying with the provisions of Section 6.3 of the Loan Agreement, Borrower shall deliver a Borrowing Base Certificate to Bank, signed by a Responsible Officer, reflecting Borrower's condition as of close of business on Friday of each week. Such Certificate shall be delivered to Bank not later than 12:00 p.m. on Tuesday of the immediately following week.

     12. Subordinated Debt. Borrower acknowledges that there has occurred a default in payment referred to in Section 7B(1)(a) of the Purchase Agreement dated as of November 14, 1994 among Borrower and the Investors named therein and that, until Borrower receives from Bank an express waiver of such default, Borrower shall not make any payment with respect to the principal of or interest or other amounts due with respect to the Subordinated Debt as defined in the Purchase Agreement.

     13. Sole Depository. Borrower represents and warrants that Borrower maintains its deposit and investment accounts only at Bank, and no Investments or deposits are held by any other Person. Borrower covenants that Borrower will continue to maintain all of such accounts, deposits and Investments with Bank.

     14.  Eligible  Accounts.  In addition to the Eligible  Accounts  defined in section 1.1 of the Loan Agreement, Borrower shall be entitled to include work in progress and unbilled order edit accounts which but for the fact that Borrower has not issued an invoice would otherwise constitute Eligible Accounts (hereinafter the "Eligible Unbilled Accounts") provided, however, that only 50% of the fully diluted value of such Eligible Unbilled Accounts shall be included in the Borrowing Base. PIPRE accounts for which an invoice has been issued and which are aged less than 31 days old will be included as Eligible Accounts. Such accounts shall be included in the Borrowing Base at 85% of the fully diluted value. No other PIPRE and/or PICOLLECT Accounts shall constitute or be included as Eligible Accounts.

     15. Representations and Warranties.

     (a) Borrower hereby represents and warrants that no Event of Default or failure of condition has occurred or exists, or would exist with notice or lapse of time or both under any of the Loan Documents, other than the Events of Default referred to in Recital C.

     (b) The forbearance period granted pursuant to the terms of this Agreement is reasonable and is based upon the projections of Borrower.

     (c) All representations and warranties of Borrower in this Agreement and the other Loan Documents are true and correct as of the date hereof, and shall survive the execution of this Agreement.

     16. Default. In addition to all other Events of Default under the Loan Documents, the following shall constitute Events of Default:

     (a) Borrower's failure to perform any covenant or other agreement contained in this Agreement or any other document entered into pursuant hereto; and

     (b) Bank's determination, in its sole and absolute discretion, that Borrower may not be able to pay all or any part of the Obligations, or to satisfy any condition, or to perform any obligation under any of the Loan Documents.

     17. Rights and Remedies.

     (a) Upon the occurrence of a default which is other than one of the Existing Defaults identified in Recital C above and during the continuation of the New Event of Default, Bank may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Borrower:

     (i) Without notice to Borrower. set off and apply to the amounts due and owing under the Loan Documents and this Agreement:

     (1) any and all certificates of deposit held by Bank for whatever purpose;

     (2) any and all balances and deposits of Borrower held by Bank; and/or

     (3) indebtedness at any time owing to or for the credit or the account of Borrower held by Bank;

     (ii) Take action against Borrower for payment under the Loan Documents and this Agreement; and/or

     (iii) Exercise any right and remedy authorized by the Loan Documents and/or this Agreement and/or applicable law or at equity.

     (b) Bank's rights and remedies under this Agreement, the Loan Documents and all other agreements shall be cumulative. Bank shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Bank of one right or remedy shall be deemed an election, and no waiver by Bank of any Event of Default on the part of Borrower shall be deemed a continuing waiver. No delay by Bank shall constitute a waiver, election, or acquiescence by it. Bank shall have the right to take any action it deems necessary against Borrower in order to enforce or perfect, or to realize on its security interest in the Collateral.

     18. Turnover of Intellectual Property.

     (a) Borrower shall, concurrent with the execution of the Agreement, turn over to Bank one copy of all software and related materials (the "Software") held for use, license and/or sale by Borrower. For the purpose of this Agreement, the term "Software" shall consist of all existing or future annotated source code listings, flow charts, decision tables, schematics, drawings, specifications, documentation, design details, and other related documents and all technology in which Bank has a security interest. The Software also will include any update, modification, enhancement, or change to the materials. Borrower agrees to deliver to Bank on January 15, April 15, July 15, and October 15 of each year, a package certified by an officer of Borrower to contain all updates, modifications, enhancements, and changes to the Software made during the period three (3) month period (the "Updates").

     (b) Borrower hereby agrees that Bank shall be entitled to retain and use the Software as provided for in this Agreement until it has been timely paid in full by Borrower; provided, however, in the event Borrower defaults under this Agreement or any agreements executed in connection herewith or referred to herein, Bank shall be entitled to sell, transfer, license and/or otherwise convey or utilize the Software as Bank, in its sole discretion, determines.

     (c) Borrower and Bank acknowledge that this Agreement constitutes a license of a right to intellectual property, and this Agreement is an "agreement supplementary to" such license as provided in Section 365(n) of Title 11, United States Code (the "Bankruptcy Code"). Borrower acknowledges that if Borrower, as a debtor in possession, or a trustee in bankruptcy in a case under the Bankruptcy Code, rejects this Agreement, Bank may elect to retain its rights under this Agreement as provided in Section 365(n) of the Bankruptcy Code. Upon written request of Bank to Borrower or the bankruptcy trustee, Borrower or such bankruptcy trustee shall not interfere with the rights of Bank as provided in this Agreement, including the right to obtain, use, license and/or otherwise dispose of the Software.

     (d) Subject to the rights granted Bank hereunder Bank shall hold the software in confidence and not disclose, transfer or distribute the same to any third party, except if there is a New Event of Default.

     (e) License Grant for Use of Software; Security Interest.

     (i) Borrower hereby grants Bank, its agents and assignees the right to use and/or sell or otherwise transfer the Software for the purpose of exercising the rights of Bank under the Loan Agreement and this Agreement. Bank shall not take any actions in exercise of such right unless a New Event of Default occurs and shall be continuing.

     (ii) To secure the performance of Borrower under the Loan Agreement and this Agreement, Borrower hereby affirms, remakes, regrants and grants Bank a first priority security interest in the Escrowed Materials. Borrower will execute such documents and take such steps as Bank reasonably requests to perfect such security interest.

     19. Conditions Precedent to Bank's Obligation to Forbear.

     The Bank's obligation to forbear under this Agreement in relation to the Existing Defaults described in recital C above is subject to the following conditions precedent:

     (a) Receipt by Bank of this Agreement and such other agreements and instruments reasonably requested by Bank pursuant hereto (including such documents as are necessary to create and perfect Bank's interest in the Collateral), each duly executed by Borrower;

     (b) A certificate of the secretary of Borrower with respect to incumbency and resolutions authorizing the execution and delivery of this Agreement, in form acceptable to Bank;

     (c) Receipt of the source codes and other materials pertaining to the Software in a form acceptable to Bank;

     (d) Payment by Borrower of all Bank Expenses incurred in the preparation of this Agreement; and

     (e) Such other documents and completion of such other matters as Bank may reasonably deem necessary or appropriate.

     20. Waiver of Notice and Cure. Borrower acknowledges that an Event of Default occurred under the Loan Documents that, but for this Agreement, would have entitled Bank to exercise all the remedies available to Bank under the Loan Documents and applicable law. Borrower waives, after default, all notices of default and rights to cure that are otherwise provided in the Loan Documents or applicable law, including rights to notice and redemption under California Uniform Commercial Code sections 9504, 9505 and 9506.

     21. Release.

     (a) Borrower acknowledges that Bank would not enter into this Agreement without Borrower's assurance that Borrower has no claims against Bank or any of Bank's officers, directors, employees or agents. Except for the obligations arising hereafter under this Agreement, Borrower releases Bank and each of Bank's officers, directors and employees from any known or unknown claims which Borrower now has against Bank of any nature, including any claims that Borrower, its successors, counsel, and advisors may in the future discover they would have now had if they had known facts not now known to them, whether founded in contract, in tort or pursuant to any other theory of liability, including but not limited to any claims arising out of or related to the Loan Documents or the transactions contemplated thereby. Borrower waives the provisions of California Civil Code section 1542, which states:

          A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

     (b) The provisions, waivers and releases set forth in this section are binding upon Borrower and Borrower's shareholders, agents, employees, assigns and successors in interest. The provisions, waivers and releases of this section shall inure to the benefit of Bank and its agents, employees, officers, directors, assigns and successors in interest.

     (c) The provisions of this section shall survive payment in full of the Obligations, full performance of all the terms of this Agreement and the Loan Documents, and/or Bank's actions to exercise any remedy available under the Loan Documents or otherwise.

     (d) Borrower warrants and represents that Borrower is the sole and lawful owner of all right, title and interest in and to all of the claims released hereby and Borrower has not heretofore voluntarily, by operation of law or otherwise, assigned or transferred or purported to assign or transfer to any person any such claim or any portion thereof. Borrower shall indemnify and hold harmless Bank from and against any claim, demand, damage, debt, liability

(including payment of attorneys' fees and costs actually incurred whether or not litigation is commenced) based on or arising out of any assignment or transfer.

     22. Further Assurances. Borrower will take such other actions as Bank may reasonably request from time to time to perfect or continue Bank's security interests in Borrower's property, and to accomplish the objectives of this Agreement.

     23. Consultation of Counsel. Borrower acknowledges that Borrower has had the opportunity to be represented by legal counsel of its own choice throughout all of the negotiations that preceded the execution of this Agreement. Borrower has executed this Agreement after reviewing and understanding each provision of this Agreement and without reliance upon any promise or representation of any person or persons acting for or on behalf of Bank. Borrower further acknowledges that Borrower and its counsel have had adequate opportunity to make whatever investigation or inquiry they may deem necessary or desirable in connection with the subject matter of this Agreement prior to the execution hereof and the delivery and acceptance of the consideration described herein.

     24. Miscellaneous.

     (a) Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of Borrower and Bank and their respective successors and assigns; provided, however, that the foregoing shall not authorize any assignment by Borrower of its rights or duties hereunder.

     (b) Entire Agreement. This Agreement and the Loan Documents contain the entire agreement of the parties hereto and supersede any other oral or written agreements or understandings with respect to the subject matter hereof and thereof.

     (c) Course of Dealing; Waivers. No course of dealing on the part of Bank or its officers, nor any failure or delay in the exercise of any right by Bank, shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of any such right. Bank's failure at any time to require strict performance by Borrower of any provision shall not affect any right of Bank thereafter to demand strict compliance and performance. Any suspension or waiver of a right must be in writing signed by an officer of Bank.

     (d) Time is of the Essence. Time is of the essence as to each and every term and provision of this Agreement and the other Loan Documents.

     (e) Counterparts. This Agreement may be signed in counterparts and all of such counterparts when properly executed by the appropriate parties thereto together shall serve as a fully executed document, binding upon the parties.



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




     (f) Appointment of Bank as Borrower's Attorney-in-Fact. Borrower hereby irrevocably designates, makes, constitutes and appoints Bank, acting through any and all individuals, persons and entities lawfully representing Bank, as Borrower's true and lawful agent and attorney-in-fact (which appointment shall for all purposes be deemed to be coupled with an interest and shall be irrevocable) and authorizes Bank, in Bank's and/or Borrower's name, to take any and all actions set forth in Section 9.2 of the Loan Agreement and as Bank otherwise deems appropriate in connection with Bank's administration of this Agreement or any other Loan Documents.

     (g) Legal Effect. The Loan Documents remain in full force and effect. If any provision of this Agreement conflicts with applicable law, such provision shall be deemed severed from this Agreement, and the balance of this Agreement shall remain in full force and effect.

     (h) WAIVER OF JURY. BANK AND BORROWER ACKNOWLEDGE AND AGREE THAT THE TIME AND EXPENSE REQUIRED FOR TRIAL BY JURY EXCEED THE TIME AND EXPENSE REQUIRED FOR A BENCH TRIAL AND HEREBY WAIVE, TO THE EXTENT PERMITTED BY LAW, TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON, RELATED TO OR ARISING OUT OF THE TRANSACTIONS CONTEMPLATED BY THE LOAN DOCUMENTS, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

     (i) Assignment and Indemnity. Borrower consents to Bank's assignment of all or any part of Bank's rights under this Agreement and the Loan Documents. Borrower shall indemnify and defend and hold Bank and any assignee of Bank's interests harmless from any actions, costs, losses or expenses (including attorneys' fees) arising out of such assignment, this Agreement and the Loan Documents.

     (j) Severability. In the event that any provision of this Agreement shall be unenforceable or invalid under any applicable law or be so held by applicable court or arbitration decision, such unenforceability or invalidity shall not render this Agreement unenforceable or invalid as a whole, and, in such event, such provision shall be changed and interpreted so as to bestaccomplish the objectives of such unenforceable or invalid provision within the limits of applicable law or applicable court decisions.

         IN WITNESS WHEREOF the undersigned have executed this Agreement as of the first date above written.

                                             MERIS LABORATORIES, INC.

Date: August 14, 1996
     ------------------                      By:     /s/ Thurman Jordan
                                                    ----------------------------

                                             Title:  Sr. V.P. - CFO
                                                    ----------------------------

                                             MERIS LABORATORIES, INC.

                                             By:     /s/ William E. Neeley, M.D.
                                                    ----------------------------

                                             Title:  President & CEO
                                                    ----------------------------


                                             SILICON VALLEY BANK

                                             By:     /s/ Judy Sanchez
                                                    ----------------------------

                                             Title:  Sr. Vice President
                                                    ----------------------------

                                    SCHEDULE 1

                  EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES

     Set forth below are the exceptions, as of July 22, 1996, to the representations and warranties set forth in the Loan Agreement.

     1.  Section  5.2.  Agreement  Defaults.  Borrower  is in default  under (a)
agreements  with  the  holders  of  its  10%  senior  convertible   subordinated
debentures, (b) the Loan Agreement, and (c) its agreements with Chris Reidel.

     2. Section 5.3. Liens.  Existing liens,  other than those held by Bank, are
(a) such liens as would be shown by a search of federal, state and county records, (b) the liens held by Chris Riedel, and (c) the judgment in favor of Kenneth Hadler.

     3. Section 5.7. Litigation. See Exhibit 1 attached.

     4. Section 5.9. Solvency. Borrower admits that it is not paying its debts as they become due.

     5. Section 5.12. Taxes. Borrower has not filed its federal or state tax returns for 1995.

     6. Section 5.13. Subsidiaries. Meris, Inc. is a subsidiary of Borrower.

     7. Section 5.15. Full Disclosure. This representation is subject to the disclosures in Borrower's financial statements furnished to Bank and the disclosures in its Quarterly report on Form 10-Q for the period ended March 31, 1996, its Annual Report on Form 10-K for the period ended December 31, 1995 and the Proxy Statement for the Annual Meeting of Borrower's shareholders on May 21, 1996.

















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